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Exhibit 1.1

        Draft of May 31, 2006

ALPHATEC HOLDINGS, INC.

Common Stock

UNDERWRITING AGREEMENT

dated [            ], 2006

Deutsche Bank Securities Inc.
First Albany Capital Inc.
RBC Capital Markets Corporation

Underwriting Agreement

[            ], 2006

DEUTSCHE BANK SECURITIES INC. FIRST ALBANY CAPITAL INC. RBC CAPITAL MARKETS CORPORATION
As Representatives of the several Underwriters
c/o	DEUTSCHE BANK SECURITIES INC. 60 Wall Street, 4th Floor New York, New York 10005 and
c/o	FIRST ALBANY CAPITAL INC. One Penn Plaza New York, New York 10119

Ladies and Gentlemen:

        Introductory.    Alphatec Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 9,300,000 shares (the "Firm Shares") of its Common Stock, par value $0.0001 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,395,000 shares (the "Optional Shares") of Common Stock, as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the "Shares." Deutsche Bank Securities Inc. ("DB"), First Albany Capital Inc. ("FAC") and RBC Capital Markets Corporation have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

        To the extent there are no additional Underwriters listed on Schedule A hereto other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

        The Company and the Underwriters agree that up to 465,000 of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible directors, employees and families of directors or employees of the Company and persons having relationships with the Company (collectively, the "DSP Participants"), as part of the distribution of the Shares by the Underwriters (the "Directed Share Program") subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. FAC has been selected to process the sales to the DSP Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the DSP Participants by 7:30 a.m. New York City time on the first business day after the date of this Agreement, such Directed Shares may be offered to the public as set forth in the Prospectus (as defined below).

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-131609), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The preliminary prospectus dated as of May 12, 2006 included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called the "preliminary prospectus." The term "Prospectus" shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) under the Securities Act after the Initial Sale Time (as defined below) or, if no filing pursuant to Rule 424(b) under the Securities Act is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the effective date of the Registration Statement. The term "Statutory Prospectus" shall mean any preliminary prospectus, as amended or supplemented, relating to the Shares that is included in the Registration Statement immediately prior to the Initial Sale Time, including any document incorporated by reference therein. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The term "Disclosure Package" shall mean (i) the Statutory Prospectus, if any, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an "Issuer Free Writing Prospectus"), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) a schedule indicating the number of Shares being sold, the price at which the Shares will be sold to the public and the approximate net proceeds to the Company.

        The Company hereby confirms its agreements with the Underwriters as follows:

        SECTION 1.    Representations and Warranties of the Company.    The Company represents, warrants and covenants to each Underwriter as follows:

          (a)    Compliance with Registration Requirements.    The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

          Each preliminary prospectus when filed complied and the Prospectus when it is filed will comply, in each case, in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was or will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and will comply, in each case, in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which has not been described or filed as required.

          (b)    Disclosure Package.    As of    :00 [a/p]m (Eastern time) on the date of this Agreement (the "Initial Sale Time"), the Closing Date and any Subsequent Closing Date, neither the

  Disclosure Package which consisted of the documents identified in Schedule C hereto nor any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, contained or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package available at the Initial Sale Time and no statement of a material fact included in the Disclosure Package available at the Initial Sale Time that is required to be included in the Prospectus has been omitted therefrom. "Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not listed in Schedule B hereto.

          (c)    Company Not Ineligible Issuer.    (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

          (d)    Issuer Free Writing Prospectuses.    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which the Company notified or notifies the Representatives as described in Section 3(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. Notwithstanding the foregoing, the preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

          (e)    Accuracy of Statements in Prospectus.    The statements in each of the Statutory Prospectus and the Prospectus under the heading "Description of Capital Stock," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          (f)    Distribution of Offering Material By the Company.    The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus (as defined in Section 3(e) below), the Registration Statement or communications used pursuant to and in compliance with Rule 134 under the Securities Act. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Securities Act, if required. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

          (g)    The Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

          (h)    Authorization of the Shares.    The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid and nonassessable.

          (i)    No Applicable Registration or Other Similar Rights.    There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or have been described in the Registration Statement, the Disclosure Package and the Prospectus.

          (j)    No Material Adverse Change.    Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, as each may be amended or supplemented: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, properties, assets, rights, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, nor is there any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Disclosure Package and the Prospectus, as each may be amended or supplemented; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any shares of any class of their respective capital stock, in each case, other than as described in the Registration Statement, the Disclosure Package and the Prospectus, as each may be amended or supplemented.

          (k)    Independent Accountants.    Ernst & Young LLP, PricewaterhouseCoopers LLP and UHY LLP, who have expressed their respective opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act.

          (l)    Preparation of the Financial Statements.    The consolidated financial statements of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial statements of Cortek, Inc. filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the results of operations and cash flows of Cortek, Inc. for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in each of the Statutory Prospectus and the Prospectus under the captions "Summary—Summary

  Consolidated Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The summary consolidated pro forma as adjusted balance sheet data of the Company and its subsidiaries, the unaudited pro forma condensed combined consolidated statements of operations of the Company and its subsidiaries and the related notes thereto and the other pro forma information included or under the captions "Summary—Summary Consolidated Financial Data" and "Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations For the Year Ended December 31, 2005" in each of the Statutory Prospectus and the Prospectus and in the Registration Statement present fairly, in all material respects, the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been presented on the basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (m)    Incorporation and Good Standing of the Company and Material Subsidiaries.    Each of the Company and its subsidiaries Alphatec Spine, Inc., Nexmed, Inc. and Alphatec Pacific, Inc. (collectively, the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Material Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, management, properties, assets, rights, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a "Material Adverse Effect"). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances or claims which would not, individually or in the aggregate, have a Material Adverse Effect.

          (n)    Capitalization and Other Capital Stock Matters.    The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus under the column entitled "Actual" under the caption "Capitalization" (other than for subsequent issuances, if any, (i) pursuant to this Agreement, (ii) pursuant to employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus, (iii) upon exercise of outstanding options described in the Registration Statement, the Disclosure Package and the Prospectus or (iv) in connection with the Recapitalization (as defined in Section 1(qq) below)). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws, except where the failure to be in compliance would not have a Material Adverse Effect. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

          (o)    Quotation.    The Shares have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

          (p)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.    Neither the Company nor any of the Material Subsidiaries is (i) in violation of its charter or by-laws, (ii) in default (or, with the giving of notice or lapse of time, would be in default) under ("Default") any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such violations or Defaults as would not, individually or in the aggregate, have a Material Adverse Effect or as are described in the Registration Statement, the Disclosure Package and the Prospectus. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Registration Statement, the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not violate the charter or by-laws of the Company or any Material Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Material Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such consents which have been obtained and for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Material Subsidiaries of any court, governmental administrative agency, governmental body, other governmental authority having jurisdiction over the Company or any of the Material Subsidiaries or any of its or their properties, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the NASD or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (q)    No Material Actions or Proceedings.    Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings (including, without limitation, any actions, suits or proceedings by the Food and Drug Administration (the "FDA")) pending or, to the Company's knowledge, threatened

  (i) against the Company or any of the Material Subsidiaries, (ii) which has as the subject thereof any officer or director (in such capacity) of, or property owned or leased by, the Company or any of the Material Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Material Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

          (r)    Labor Matters.    No labor problem or dispute with the employees of the Company or any of the Material Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, that, in each case, could have a Material Adverse Effect.

          (s)    Intellectual Property Rights.    The Company and its subsidiaries own, possess, license or have other rights to use, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted, except where the failure to have such rights would not have a Material Adverse Effect on the Company. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) to the knowledge of the Company, there is no pending action, suit, proceeding or claim by others challenging the Company's rights in or to any material Intellectual Property, and the Company has not received any notice threatening any such claim; (d) to the knowledge of the Company, there is no pending action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company has not received any notice threatening any such claim; and (e) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons and, to the knowledge of the Company, there is no pending, action, suit, proceeding or claim by others that the Company's business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company has not received any notice threatening any such claim.

          (t)    Patent Applications.    All patent applications owned by the Company and/or its subsidiaries (the "Company Patent Applications") have properly been filed or caused to be filed with the U. S. Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities where such foreign and international applications have been filed. To the knowledge of the Company, the Company and its subsidiaries have complied with the PTO's duty of candor and disclosure for the Company Patent Applications filed in the U.S. and have made no material misrepresentation in connection with such patent applications. To the knowledge of the Company, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor its subsidiaries have been notified in writing of any inventorship challenges with resect to the Company Patent Applications, nor has any interference been declared or provoked with respect to the Company Patent Applications filed in the U.S., nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents, if issued, invalid or unenforceable.

          (u)    Intellectual Property Licenses.    Neither the Company nor any of its subsidiaries has breached or is currently in breach of any provision of any license, contract or other agreement governing the Company's or such subsidiary's use of Intellectual Property owned by third parties (collectively, the "Intellectual Property Licenses"), except where such breaches would not have a Material Adverse Effect, and no third party has alleged any such breach in writing to the Company. To the Company's knowledge, no other party to the Intellectual Property Licenses has breached or is currently in breach of any provision of the Intellectual Property Licenses. Each of the Intellectual Property Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws), and, except as would not have a Material Adverse Effect, there has not occurred any breach or default under any such Intellectual Property Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder. Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has been or is currently involved in any disputes regarding the Intellectual Property Licenses. To the Company's knowledge, all patents licensed to the Company and its subsidiaries pursuant to the Intellectual Property Licenses are valid, enforceable and being duly maintained. To the Company's knowledge, all patent applications licensed to the Company and its subsidiaries pursuant to the Intellectual Property Licenses are being duly prosecuted.

          (v)    FDA Compliance.    The Company and its subsidiaries are in compliance in all material respects with all applicable rules and regulations of the FDA, and all related applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended and the Quality Systems Regulations), the enforcement of which, individually or in the aggregate, would not be expected to have a Material Adverse Effect.

          (w)    All Necessary Permits, etc.    Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each Material Subsidiary possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies ("Licenses") necessary to conduct their respective businesses, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any Material Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (x)    Title to Properties.    Except as provided in the Credit Agreement or as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and each Material Subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects to title, except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except where the failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any Material Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Material Subsidiary, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

          (y)    Tax Law Compliance.    The Company and its subsidiaries have filed all necessary federal, state, local and foreign tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

          (z)    Company Not an "Investment Company."    The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption "Use of Proceeds" in each of the Statutory Prospectus and the Prospectus will not be, required to register as an "investment company" under the Investment Company Act of 1940.

          (aa)    Insurance.    Each of the Company and the Material Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are generally deemed adequate and customary for their businesses. The Company does not believe that it or any Material Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

          (bb)    No Price Stabilization or Manipulation.    The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

          (cc)    Related Party Transactions.    There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been described as required.

          (dd)    Controls and Procedures.    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ee)    No Material Weakness in Internal Controls.    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company's internal control over financial reporting (whether or not remediated) (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting and (iii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (ff)    No Conflict with Money Laundering Laws.    The operations of the Company are and have been and the operations of its subsidiaries are and, since such subsidiaries were acquired by the Company, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (gg)    No Conflict with OFAC Laws.    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC to the extent prohibited by OFAC regulations.

          (hh)    Compliance with Environmental Laws.    Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign law, regulation, order, permit or other requirement having the force of law relating to pollution or protection of public health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

          (ii)    ERISA Compliance.    None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company's most recently completed fiscal year; (ii) a material increase in the Company's "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company's most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term "Plan" means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

          (jj)    Brokers.    Other than as contemplated by this Agreement or as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

          (kk)    No Outstanding Loans or Other Indebtedness.    There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

          (ll)    Sarbanes-Oxley Compliance.    Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq National Market thereunder (the "Sarbanes-Oxley Act") has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all reasonable actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking reasonable steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

          (mm)    Subsidiaries.    The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").

          (nn)    Lending Relationship.    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any person or entity known to the Company to be a bank or lending affiliate of any Underwriter, and (ii) does not intend to use any of the proceeds from the sale of the Common Shares hereunder to repay any outstanding debt owed to any person or entity known to the Company to be an affiliate of any Underwriter.

          (oo)    Statistical and Market Related Data.    The statistical and market-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate.

          (pp)    Compliance with Laws.    The Company has not been advised, and has no reason to believe, that it and each of the Material Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or except where failure to be so in compliance would not have a Material Adverse Effect.

          (qq)    Authorization of Recapitalization.    The Company has duly authorized a recapitalization involving (i) the transactions described under the heading "Description of Capital Stock—Reorganization Transactions" in the Registration Statement, the Disclosure Package and the Prospectus and (ii) the declaration and payment of a dividend of an aggregate of one share of Common Stock to the holder of all shares of the Series B common stock, par value $0.0001 per share, and the subsequent declaration and payment of a dividend of 2.57 shares of Common Stock on the Common Stock issued to such holder (collectively, the "Recapitalization"), and the Recapitalization has and will be consummated on the terms contemplated by the Registration Statement, the Disclosure Package and the Prospectus and effected in accordance with the Company's charter and bylaws and the Delaware General Corporation Law, each as in effect on the date of the Recapitalization.

          (rr)    Directed Share Program.    No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused FAC or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        Any certificate signed by an officer of the Company and delivered as specified in this Agreement to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

        The Company acknowledges that the Underwriters and for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

        SECTION 2.    Purchase, Sale and Delivery of the Shares.

          (a)    The Firm Shares.    The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[    ] per share.

          (b)    The Closing Date.    Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on [fourth business day after date of Agreement, unless pricing is before 4:30 p.m.], or such other time and date not later than 1:30 p.m. New York City time, on [date 10 business days after contemplated closing date], as shall be agreed to by the Representatives and the Company (the time and date of such closing are called the "Closing Date").

          (c)    The Optional Shares; the Subsequent Closing Date.    In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,395,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in the case where the time and date of the Closing Date and the Subsequent Closing Date are simultaneous, the term "Closing Date" shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a "Subsequent Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. DB and FAC may cancel the option granted to the Underwriters at any time prior to its expiration by giving written notice of such cancellation to the Company.

          (d)    Public Offering of the Shares.    The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

          (e)    Payment for the Shares.    Payment for the Shares shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

        It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of DB and FAC, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (f)    Delivery of the Shares.    Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the date and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (g)    Delivery of Prospectus to the Underwriters.    Not later than 10:00 a.m. New York City time on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

        SECTION 3.    Covenants of the Company.    The Company covenants and agrees with each Underwriter as follows:

          (a)    Representatives' Review of Proposed Amendments and Supplements.    During such period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

          (b)    Securities Act Compliance.    After the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or suspension of such use. If the Commission shall enter any such stop order at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order as soon as is reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

          (c)    Exchange Act Compliance.    During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

          (d)    Amendments and Supplements to the Prospectus and Other Securities Act Matters.    If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading or in conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is a part of the Registration Statement and not superseded or modified, or if in the judgment of the Company or the reasonable opinion of the Underwriters it is otherwise necessary to amend or supplement the Disclosure Package or the Prospectus in order to comply with law, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 3(a) and 3(e) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Disclosure Package or the Prospectus, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading or in conflict with the information contained in the Registration Statement or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with the Securities Act.

          (e)    Permitted Free Writing Prospectuses.    The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the Representatives, which shall not be unreasonably withheld, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto and the Company shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. Any such free writing prospectus consented to by the Representatives and, if applicable, the Company is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping, and (iii) will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

          (f)    Copies of the Prospectus and any Amendments and Supplements to the Prospectus.    The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

          (g)    Blue Sky Compliance.    The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or, if agreed to in writing by the Company, other foreign laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares, but in no event for more than 90 days after the date of this Agreement. Notwithstanding the preceding sentence, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose upon receipt of written notice of such suspension or proceeding, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof as soon as reasonably practicable.

          (h)    Use of Proceeds.    The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in each of the Registration Statement, the Disclosure Package and the Prospectus.

          (i)    Transfer Agent.    The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (j)    Earnings Statement.    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending [date of end of company's first quarter ending after one year following effective date of Registration Statement] that satisfies the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (k)    Periodic Reporting Obligations.    During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

          (l)    Directed Share Program.    The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          (m)    Company to Provide Interim Financial Statements.    Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus, if any.

          (n)    Quotation.    The Company will use commercially reasonable efforts to have the Shares, subject to notice of issuance, listed on the Nasdaq National Market.

          (o)    Agreement Not to Offer or Sell Additional Shares.    During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of DB and FAC (which consent may be withheld at the sole discretion of DB or FAC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to result in the disposition of), or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue (i) the Shares to be sold hereunder, (ii) shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (iii) securities to collaborators, vendors, distributors and customers, (iv) securities in connection with strategic or other significant investments in the Company, (v) securities in any business combination and any registrations relating thereto, and (vi) securities granted to consultants to the Company as compensation for their services, but, in the case of (ii), (iii), (iv), (v) and (vi), only if the holders of such securities agree (or have agreed) in writing not to directly or indirectly sell, offer, dispose of or otherwise transfer any such shares or options during such 180-day period without the prior written consent of DB and FAC (which consent may be withheld at the sole discretion of the DB or FAC). The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 5(i) with prior notice of any event that gives rise to an extension of the restricted period under such lock-up letters.

          (p)    Investment Limitation.    The Company shall not invest, or otherwise use the proceeds received by the Company or any of its subsidiaries from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

          (q)    No Manipulation of Price.    The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

          (r)    Existing Lock-Up Agreement.    The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering; provided, however, that the foregoing shall not apply to any of the lock-up agreements that the Company has entered into with the DSP Participants respecting the Directed Shares. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements described in Section 5(i) below for the duration of the periods contemplated in such agreements.

        DB and FAC, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

        SECTION 4.    Payment of Expenses.    The Company agrees to pay all costs, fees and expenses incurred in connection with the performance by the Company of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors engaged by the Company, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer

Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, (vi) all filing fees and expenses (other than fees of the Underwriters' counsel) incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada other than fees in excess of $10,000, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with quotation of the Common Stock on the Nasdaq National Market, (ix) all transportation and other expenses incurred by officers and directors of the Company in connection with presentations to prospective purchasers of the Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes, (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement and (xi) all reasonable costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to DSP Participants. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

        SECTION 5.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

          (a)    Accountants' Comfort Letter.    On the date hereof, the Representatives shall have received from (i) Ernst & Young LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), subject to customary qualifications and limitations, with respect to the audited and unaudited financial statements and certain financial information of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus, (ii) PricewaterhouseCoopers LLP, independent public accountants for Cortek, Inc., a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), subject to customary qualifications and limitations, with respect to certain of the audited financial statements of Cortek, Inc. contained in the Registration Statement, the Disclosure Package and the Prospectus and (iii) UHY LLP, independent public accountants for Cortek, Inc., a letter dated the date hereof addressed to the Underwriters,, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), subject to customary qualifications and limitations, with respect to certain of the audited financial statements and certain financial information of Cortek, Inc. contained in the Registration Statement, the Disclosure Package and the Prospectus.

          (b)    Compliance with Registration Requirements; No Stop Order; No Objection from NASD.    For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

              (i)  the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

             (ii)  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect, no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

            (iii)  the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          (c)    Opinion of Counsel for the Company.    On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit A.

          (d)    Opinion of Special Patent Counsel for the Company.    On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special patent counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit B.

          (e)    Opinion of Special Japan Counsel for Alphatec Pacific, Inc.    On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Anderson Mori & Tomotsune, special Japan counsel for the Alphatec Pacific, Inc., dated as of such closing date, the form of which is attached as Exhibit C.

          (f)    Opinion of Counsel for the Underwriters.    On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated as of such closing date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require.

          (g)    Officers' Certificate.    On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such closing date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b)(i) and (b)(ii) of this Section 5, and further to the effect that:

              (i)  for the period from and after the date of this Agreement and prior to such closing date, there has not occurred any Material Adverse Change;

             (ii)  for the period from and after the date of this Agreement and prior to such closing date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

            (iii)  the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of such closing date with the same force and effect as though expressly made on and as of such closing date; and

            (iv)  the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date.

          (h)    Bring-down Comfort Letter.    On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received from each of Ernst & Young LLP, independent public accountants for the Company, PricewaterhouseCoopers LLP, independent public accountant for Cortek, Inc., and UHY LLP, independent public accountant for Cortek, Inc., a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

          (i)    Lock-Up Agreement from Certain Securityholders of the Company.    On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from the persons listed on Exhibit E hereto, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

          (j)    Listing of Shares.    The Common Stock shall have been authorized for quotation on the Nasdaq National Market, upon notice of issuance, and satisfactory evidence of such authorization shall have been provided to the Representatives.

          (k)    Additional Documents.    On or before each of the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        SECTION 6.    Reimbursement of Underwriters' Expenses.    If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such refusal, inability or failure is due primarily to the default or omission of any Underwriter, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

        SECTION 7.    Effectiveness of this Agreement.    This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

        Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) of any Underwriter to the Company.

        SECTION 8.    Indemnification.

          (a)    Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its partners, officers, directors and employees and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by DB and FAC) as such expenses are reasonably incurred by such Underwriter, its partners, officers, directors and employees or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) herein. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b)    Indemnification of the Company, its Directors and Officers.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to

  Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by or through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the person so indemnified) as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) in the table in the first paragraph under the caption "Underwriting" in the Statutory Prospectus and the Prospectus; (B) in the first and second paragraphs in the section entitled "Public Offering Price, Commissions and Discounts and Offering Expenses" under the caption "Underwriting" in the Statutory Prospectus and the Prospectus; (C) in the section entitled "Stabilization and Short Positions" under the caption "Underwriting" in the Statutory Prospectus and the Prospectus; and (D) in the section entitled "Discretionary Accounts" under the caption "Underwriting" in the Statutory Prospectus and the Prospectus; and the Underwriters confirm that such statements are true and not misleading. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

          (c)    Notifications and Other Indemnification Procedures.    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or it is otherwise materially prejudiced as a proximate result of such failure and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by DB and FAC in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d)    Settlements.    The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, such consent not to be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e)    Indemnification for Directed Shares.    The Company agrees to indemnify and hold harmless FAC, its partners, directors, officers and employees, and each person, if any, who controls FAC within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which FAC or such controlling person may become subject, which (i) is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to DSP Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is caused by the failure of any DSP Participant to pay for and accept delivery of Directed Shares that such DSP Participant agreed to purchase; (iii) arises out of or is based upon the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered or (iv) is related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages, liabilities or expenses resulting primarily from the bad faith, willful misconduct or gross negligence of FAC in conducting the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

        SECTION 9.    Contribution.    If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

        Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each partner, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

        SECTION 10.    Default of One or More of the Several Underwriters.    If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than any defaulting Underwriter) to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the Disclosure Package and the Prospectus or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        SECTION 11.    Termination of this Agreement.    This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Subsequent Closing Date (if different from the Closing Date and then only as to Optional Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's common stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or (b) or as provided in Sections 5, 7 and 10 of this Agreement. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company.

        SECTION 12.    No Advisory or Fiduciary Responsibility.    The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

        SECTION 13.    Representations and Indemnities to Survive Delivery.    The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

        SECTION 14.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

  If to the Representatives:

    Deutsche Bank Securities Inc.
    60 Wall Street, 4th Floor
    New York, New York 10005
    Facsimile: (212) 797-9344
    Attention: Equity Capital Markets

    and

    First Albany Capital Inc.
    One Penn Plaza, 42nd Floor
    New York, New York 10119
    Facsimile: 212-273-7320
    Attention: Syndicate Department

  with a copy to:

    Deutsche Bank Securities Inc.
    60 Wall Street
    New York, New York 10005
    Facsimile: (212) 797-4564
    Attention: General Counsel

  If to the Company:

    Alphatec Holdings, Inc.
    2051 Palomar Airport Road
    Carlsbad, California 92011
    Facsimile: (760) 431-9083
    Attention: Ebun S. Garner, Esq.

  with a copy to:

    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
    666 Third Avenue
    New York, New York 10017
    Facsimile: (212) 983-3115
    Attention: Stephen Curley, Esq.

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        SECTION 15.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the partners, officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

        SECTION 16.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        SECTION 17.    Governing Law Provisions.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        SECTION 18.    General Provisions.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
ALPHATEC HOLDINGS, INC.
By:

Name:
Title:

        The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
FIRST ALBANY CAPITAL INC.
RBC CAPITAL MARKETS CORPORATION
    Acting as Representatives of the
    several Underwriters named in
    the attached Schedule A.

By Deutsche Bank Securities Inc.
By:

Name: Title:
By:

Name: Title:
and
By First Albany Capital Inc.
By:

Name: Title:

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.	[ ]
First Albany Capital Inc.	[ ]
RBC Capital Markets Corporation	[ ]
[ ]	[ ]
Total	[ ]

Sch. A-1

SCHEDULE B

Schedule of Issuer Free Writing Prospectuses Included in the Disclosure Package

1.
The electronic version of the Company's road show presentation and materials made available on the websites http:www.retailroadshow.com and http:www.netroadshow.com/nrs/.

2.
The Issuer Free Writing Prospectus dated May 26, 2006 and filed with the Commission pursuant to Rule 433 under the Securities Act.

3.
The Issuer Free Writing Prospectus dated May 31, 2006 and filed with the Commission pursuant to Rule 433 under the Securities Act.

Sch. B-1

SCHEDULE C

Documents Included in Disclosure Package as of Initial Sale Time

1.
The Statutory Prospectus.

2.
The Issuer Free Writing Prospectuses identified on Schedule B.

3.
A schedule indicating the number of Shares being sold, the price at which the Shares will be sold to the public and the approximate net proceeds to the Company.

Sch. C-1

EXHIBIT A

[Form of Opinion of Counsel for the Company]

        The final opinion in draft form to be attached as Exhibit A at the time this Agreement is executed.

Exh. A-1

EXHIBIT B

[Form of Opinion of Special Patent Counsel for the Company]

        The final opinion in draft form to be attached as Exhibit B at the time this Agreement is executed.

Exh. B-1

EXHIBIT C

[Form of Opinion of Special Japan Counsel for Alphatec Pacific Incorporated]

        The final opinion in draft form to be attached as Exhibit C at the time this Agreement is executed.

Exh. C-1

EXHIBIT D

                        , 2006

Deutsche Bank Securities Inc.
First Albany Capital Inc.
RBC Capital Markets Corporation
        As Representatives of the Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

and

First Albany Capital Inc.
One Penn Plaza
New York, New York 10119

Re:
Alphatec Holdings, Inc. (the "Company")

Ladies and Gentlemen:

        The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter (this "Lock-Up Agreement") in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

        In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Deutsche Bank Securities Inc. ("DB") and First Albany Capital Inc. ("FAC") (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of or transfer (or enter into any transaction which is designed to result in the disposition of), including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the underwriting agreement (the "Underwriting Agreement") to which you and the Company are or expect to become parties (the "Lock-Up Period"). The foregoing sentence shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering; provided, however, that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of shares of Common Stock or other securities acquired in such open market transactions (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (ii) bona fide gifts, (iii) the transfer of any or all of the shares of Common Stock or other securities owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the

Exh. D-1

undersigned and/or a member or members of his or her immediate family, (iv) the transfer of any or all of the shares of Common Stock or other securities to any controlled affiliate of the undersigned (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), or (v) if the undersigned is a corporation, partnership or other business entity, the transfer of any or all of the shares of Common Stock or other securities owned by the undersigned as part of a distribution without consideration from the undersigned to its equity holders on a pro rata basis; provided, however, that, in the case of (ii), (iii), (iv) and (v), it shall be a condition precedent to such transfer that (a) the transferee executes and delivers to DB and FAC an agreement stating that the transferee is receiving and holding the Common Stock or other securities subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such Common Stock or other securities except in accordance with this Lock-Up Agreement, and (b) no filing by any party (transferor or transferee) under the Exchange Act, reporting a reduction in beneficial ownership in shares of Common Stock, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period). This Lock-Up Agreement (including, without limitation, the foregoing two sentences) is not intended to, and shall not be deemed to, restrict (i) any exercise of warrants or options to acquire shares of Common Stock (including with respect to any "net exercise" provisions thereof) or the exchange of any securities of the Company for Common Stock; provided, however, that any shares of Common Stock received upon the exercise of such warrants or options or exchange of such securities shall be subject to this Lock-Up Agreement; (ii) any redemption or conversion by the Company of shares of its preferred stock as contemplated in the final prospectus prepared in connection with the Offering; provided, however, that any shares of Common Stock received upon the conversion of such preferred stock shall be subject to this Lock-Up Agreement; or (iii) any sale of securities to the underwriters pursuant to the Underwriting Agreement.

        In addition, the undersigned agrees that, without the prior written consent of DB and FAC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the 180 day period after the date of the Underwriting Agreement, or (ii) prior to the expiration of the 180 day period after the date of the Underwriting Agreement, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180 day period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of such earnings release or the occurrence of the material news or material event, unless DB and FAC waive, in writing, such extension; provided, however, that, in the case of clause (ii) above, such earnings or financial results are so released in the 16-day period beginning on the last day of such 180 day period. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 33rd day following the expiration of the 180 day period after the date of the Underwriting Agreement, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous sentence) has expired. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or

Exh. D-2

exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

        With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock or securities convertible into or exchangeable for Common Stock, in each case, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

        It is understood that, (a) if the Company notifies you that it does not intend to proceed with the Offering, (b) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock or (c) if the completion of the Offering shall not have occurred prior to September 29, 2006, the undersigned will be released from its obligations under this Lock-Up Agreement.

        This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder
By:	Signature
Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exh. D-3

EXHIBIT E

List of Stockholders, Officers and Directors to Execute Lock-Ups

HealthpointCapital Partners, L.P.
Federal Insurance Company
Ronald Hiscock
SIF Investment Company Ltd
Laszlo Adam
Lawrence A. Nord, MD
Shunshiro Yoshimi
Sun Hing Associates Limited
Pioneer Group Limited
Bradbury Dyer III
TGI Holdings, LLC
R. Ian Molson
SMC Reserve Fund II, LP
Eleanor Adam
Gen Yoshimi
Tom C. Davis
Lyon Securities, Inc.
Donald Drapkin
Howard Gittis
Arnold Schwartz
Kicma, LLC
Stephen Hochschuler
Vectis Life Sciences Fund I, L.P.
Jill Mirkovic Revokable Trust
Frank Cammisa
Vicky Romanoski
Scott Wiese
Stephen O'Neil
John Markham Green
Thomas G Mendell
Emil Meshberg
Stern, Joseph
BJJW Enterprises, LLC
Steven Reinecke
Trent Northcutt
Herbert Bellucci
Daniel Bernarde
Paul Shapiro
Trust under will of Bernice S. Postley FBO Thomas Mendell
Anthony Coleman
Sharzad Fakhrnea Boyd
Daniel and Lawrence Nord Partnership
James MacDougal
Yi-Den Wang
Ebun Garner
Brian Plotkin

Exh. E-1

Floyd Pastor
John Golden
Annabel Coleman
Raymond L.M. Wong
Linda Young
Shane Pak
Sean Early
Henry Elsner
Robert Johnson
Jasper Reiser
Elizabeth G. Flavin Trust
Samuel Stern
Joseph Parlante
Andrew Casden
Michael Neuwirth
Clinical Engineering, Inc.
Andrew Merola
Advanced Neurophysiology, Inc.
Daxes Banit
Frank Eismont and Emily Eismont
Trust FBO Nicholas J. Adam
Trust FBO Alexander Jay Adam
Trust FBO Richard Mortimer Adam
University of Miami
Frank Philips
James Yue
Robert W. Baird & Co. Inc. TTEE FBO Daniel Bernarde IRA
Douglas Sargent
Yamashita Takatashi
Jason D. Cohen, M.D.
Edward Claiborne Irby, Jr.
Kimberly Bradshaw
Robert W. Baird & Co. Inc. TTEE FBO Stewart Temple IRA
F. Richard Jordan Investments LLC

Exh. E-2

Annex A

Significant Subsidiaries

1.
Alphatec Spine, Inc.

2.
Alphatec Pacific, Inc.

Exh. F-1

QuickLinks

  Exhibit 1.1
UNDERWRITING AGREEMENT dated [ ], 2006
  Annex A